Exhibit 99.1

Innovative Solutions & Support, Inc. Announces Q-4 Financial Results;
New Flat Panel Customer/Business; Eclipse Production Deliveries

Exton, PA.—December 5, 2007—Innovative Solutions & Support, Inc. (NASDAQ:ISSC) today announced the following:

•                  4th quarter and fiscal year financial results for the period ended September 30, 2007.

•                  New agreement to provide proprietary Cockpit/IP™ Flat Panel Display Systems to retrofit international cargo carrier’s fleet of B-757’s.

•                  Flat panel display system orders and backlog at record levels.

•                  Eclipse production flat panel display system deliveries begin.

Financial Results

Revenues for the fourth quarter and fiscal year ended September 30, 2007 were $5.1 million and $18.3 million, respectively. The Company reported net losses in the same periods of $4.0 million or $0.24 per fully diluted share in the quarter and $8.8 million or $0.52 per fully diluted share in the year.

The Company announced on November 7, 2007 that it had received a favorable jury verdict in its trade secret misappropriation case and, in addition, the jury found that the Company had suffered damages approximating $6.0 million. The jury also found in favor of the Company’s claims for breach of duty and contract and unfair competition. The judge presiding over the case will hear the Company’s claims for a permanent injunction as well as punitive and exemplary damages in future proceedings. None of the financial information included in this press release or in the attached financial statements reflect the $6.0 million in damages awarded by the jury nor do they reflect any anticipated punitive or exemplary damages the Company may receive as a result of future proceedings.

Included in the after tax Q4 loss was $1.5 million of legal expenses incurred defending our intellectual property and $1.5 million of Eclipse related engineering, modification and development (EMD) cost overruns that exceeded what Eclipse paid the Company for system development. The net loss for the fiscal year included $4.2 million in after tax legal expenses incurred defending intellectual property and $1.0 million in after tax Eclipse EMD cost.

Please refer to the accompanying schedules highlighting our Statement of Operations and Balance Sheet.

New Agreement

A premier international cargo carrier, has chosen Innovative Solutions to upgrade their cockpits with our Flat Panel Display Systems. With the Innovative Solutions & Support Cockpit/IP™, this carrier has chosen the most cost-effective, state-of-the-art technology solution to upgrade their Boeing 757 fleet. Under the terms of this multi-year Agreement, the customer has committed to purchase a minimum of $6.8 million of Flat Panel Display Systems, with options for the customer to increase that value to $16 million.

Record Flat Panel Display System Orders and Backlog

In fiscal 2007 Innovative Solutions & Support, Inc. signed a significant new contract for flat panel display systems in every quarter. Contracts were announced for a variety of different aircraft both on existing as well as new airframes, as highlighted below:

First Quarter	Cessna	Retrofit
Second Quarter	Eclipse Aviation	New Airframe
Third Quarter	American Airlines	Retrofit
Fourth Quarter	International cargo carrier	Retrofit

Flat Panel Display System orders amounted to $55 million in fiscal 2007, an increase of almost $37million or 194% over the previous year.

As of September 30, 2007 the Company’s released backlog was $70.4 million in total and the flat panel display system portion was $63.1 million. This record flat panel backlog grew by almost 250% in fiscal 2007 from an $18.3 million backlog in fiscal 2006. In addition, the Company has significant additional revenue potential under contract in the form of unreleased requirements that are not considered backlog. For example, almost the total potential value of both the Cessna and Eclipse agreements, which represent in excess of 3,000 flat panel display installations, are not considered backlog as of September 30, 2007. Additionally, only a small released portion of the latest agreement with the international cargo carrier is included in backlog.

Eclipse Production Hardware Deliveries

Eclipse 500 hardware deliveries did not materialize as planned in the fourth quarter because software certification was late in being completed. This delay negatively impacted fourth quarter revenue and caused a shortfall to expectations. Software testing has since been completed and production hardware deliveries have begun in the

December 31, 2007 quarter. The Company is working with Eclipse to determine production delivery schedules that will meet Eclipse’s needs.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, PA., Innovative Solutions & Support, Inc. (www.innovative-ss.com) designs, manufactures and markets flat-panel display systems, flight information computers and advanced monitoring systems that measure and display primary and other critical flight information. This includes data relative to aircraft separation, airspeed and altitude as well as engine and fuel data measurements.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially, for either better or worse, from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflects management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Mr. James J. Reilly at (610) 646-9800

Innovative Solutions and Support, Inc.

Consolidated Balance Sheets

(unaudited)

	As of	As of
	September 30, 2007	September 30, 2006
ASSETS
Current Assets:
Cash and cash equivalents	$49,151,078	$62,984,829
Accounts receivable, less allowance for doubtful accounts of $0 and $100,000 at September 30, 2007 and 2006	6,248,606	3,333,131
Inventories	9,363,795	6,466,156
Deferred income taxes	899,895	1,082,931
Prepaid expenses and other current assets	6,208,804	4,065,696

Total current assets	71,872,178	77,932,743

Property and Equipment:
Computers and test equipment	5,444,737	4,592,410
Corporate airplane	3,058,627	3,027,502
Furniture and office equipment	1,016,954	748,827
Manufacturing facility	5,557,048	5,426,761
Land	1,021,245	1,021,245
	16,098,611	14,816,745
Less- Accumulated depreciation and amortization	(6,721,274)	(5,846,272)

Net property and equipment	9,377,337	8,970,473

Deferred income taxes	328,060	——

Other assets	3,008,210	329,664

Total assets	$84,585,785	$87,232,880

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:

Current portion of capitalized lease obligations	$9,908	$7,891
Accounts payable	4,077,789	358,818
Accrued expenses	4,670,832	3,122,542
Deferred revenue	660,415	591,626

Total current liabilities	9,418,944	4,080,877

Note payable	4,335,000	4,335,000 (1)
Long-term portion of capitalized lease obligations	47,542	4,587
Deferred revenue	50,520	120,991
Deferred income taxes	—	490,072
Commitments and contingencies	—	—

Shareholders’ Equity:
Preferred stock, 10,000,000 shares authorized, $.001par value, of which 200,000 shares are authorized as Class A Convertible stock. No shares issued and outstanding at September 30, 2006 and 2005	—	—

Common stock, $.001 par value: 75,000,000 shares authorized, 18,161,172 and 18,088,121 shares issued at September 30, 2007 and 2006	18,161	18,088
Additional paid-in capital	44,607,993	43,230,352
Retained earnings	44,194,053	53,039,341
Treasury stock, at cost, 1,272,510, shares at September 30, 2007 and 2006	(18,086,428)	(18,086,428)

Total shareholders’ equity	70,733,779	78,201,353

Total liabilities and shareholders’ equity	$84,585,785	$87,232,880

(1) Amount reclassified to conform to current period presentation

Innovative Solutions and Support, Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months ended		Twelve Months ended
	September 30,		September 30,
	2007	2006	2007	2006
Net sales:
Product	$4,766,986	$4,408,530	$15,083,465	$15,940,721
Engineering - modification & development	352,791	172,276	3,264,663	781,246
Total revenue	5,119,777	4,580,806	18,348,128	16,721,967

Cost of sales
Product	2,941,612	1,887,713	8,968,939	8,006,406
Engineering - modification & development	2,521,605	180,011	5,185,486	625,355
Total cost of sales	5,463,217	2,067,724	14,154,425	8,631,761

Gross profit (loss)	(343,440)	2,513,082	4,193,703	8,090,206

Research and development	1,267,880	1,602,333	5,180,360	6,749,426
Selling, general and administrative	4,715,460	3,222,637	15,840,255	9,863,758
Total Operating Expenses	5,983,340	4,824,970	21,020,615	16,613,184

Operating loss	(6,326,780)	(2,311,888)	(16,826,912)	(8,522,978)

Interest income	703,377	830,507	3,090,919	3,280,179
Interest expense	(51,493)	(50,130)	(204,317)	(188,193)

Loss before income taxes	(5,674,896)	(1,531,511)	(13,940,310)	(5,430,992)

Income tax benefit	(1,638,055)	(582,264)	(5,095,022)	(2,548,600)

Net loss	$(4,036,841)	$(949,247)	$(8,845,288)	$(2,882,392)

Net loss per common share:
Basic	$(0.24)	$(0.06)	$(0.52)	$(0.17)
Diluted	$(0.24)	$(0.06)	$(0.52)	$(0.17)

Weighted average shares outstanding:
Basic	16,888,362	16,812,864	16,865,028	17,388,524
Diluted	16,888,362	16,812,864	16,865,028	17,388,524